UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway Suite 100
Boca Raton FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2025, Greenlane Holdings, Inc. (the “Company”) entered into definitive agreements with institutional investors for the purchase and sale of approximately $25.0 million of shares of the Company’s Class A common stock (“Common Stock” and investor warrants at a price of $1.19 per Common Unit. The entire transaction has been priced at the market under Nasdaq rules.

The offering consisted of the sale of Common Units (or Pre-Funded Units), each consisting of (i) one (1) share of Common Stock or one (1) Pre-Funded Warrant, (ii) one (1) Series A PIPE Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $1.4875 (“Series A Warrant”) and (iii) one (1) Series B PIPE Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $2.975 (“Series B Warrant” and together with the Series A Warrant, the “Warrants”). The initial exercise price of each Series A Warrant is $1.4875 per share of Common Stock. The Series A Warrants are exercisable following stockholder approval and expire five (5) years thereafter. The number of securities issuable under the Series A Warrant is subject to adjustment as described in more detail in the Series A Warrant. The initial exercise price of each Series B Warrant is $2.975 per share of Common Stock or pursuant to an alternative cashless exercise option. The Series B Warrants are exercisable following stockholder approval and expire two and one-half (2.5) years thereafter. The number of securities issuable under the Series B Warrant is subject to adjustment as described in the Series B Warrant.

Also, on February 18, 2025, the Company entered into an Exchange Agreement with certain holders (the “Holders”) of three tranches of warrants to purchase Common Stock previously issued by the Company in August 2024 and October 2024. Under such Exchange Agreement, such Holders agreed to exchange with the Company such existing warrants for approximately 6.1 million new warrants to purchase common stock, substantially in the form of the Series B Warrants.

The foregoing summary of the terms of each of the Form of Series A Warrant, the Form of Series B Warrant and the Form of Exchange Agreement is subject to, and qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 18, 2025, Greenlane Holdings, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the pricing of a Private Placement priced at the market under Nasdaq rules (the “Private Placement”).

A copy of the Press Release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

The Company has established a record date of February 21, 2025, with respect to a special meeting of the Company’s stockholders to be held in order to approve certain matters related to the Private Placement. Additionally, as of February 18, 2025, the Company has 2,620,147 shares of Class A common stock issued and outstanding, which number does not give effect to any Pre-Funded Warrants to purchase shares of the Company’s capital stock.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Exchange Agreement
99.1	Press Release, dated February 18, 2025, issued by Greenlane Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: February 18, 2025	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer